Exhibit 99.1
FOR IMMEDIATE RELEASE
ALLIANCE SEMICONDUCTOR DECLARES SPECIAL CASH DIVIDEND
SANTA CLARA, Calif.—(BUSINESS WIRE)—June 12, 2008—Alliance Semiconductor Corporation (ALSC.PK) announced today that its Board of Directors declared a special one-time cash dividend of $0.25 per share, which is payable July 1, 2008 to stockholders of record as of June 24, 2008. Mel Keating, President and CEO of Alliance, said, “The payment of this additional dividend will bring the total cash that we have distributed since July 2007 to $4.35 per share.”
Contacts:
Alliance Semiconductor Corporation, Santa Clara, CA
Melvin L. Keating, President and Chief Executive Officer
(408) 855-4900